As filed with the Securities and Exchange Commission on March 17, 2005

                                                      Registration No. 333-80369


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                          Mission West Properties, Inc.
             (Exact name of registrant as specified in its charter)

           Maryland                                        95-2635431
(State or other jurisdiction of                (IRS employer identification no.)
 incorporation or organization)

                               10050 Bandley Drive
                               Cupertino, CA 95014
                                 (408) 725-0700
                    (Address of principal executive offices)

              Mission West Properties, Inc. 1997 Stock Option Plan
                            (Full title of the plan)

                                Mr. Carl E. Berg
                               10050 Bandley Drive
                               Cupertino, CA 95014
                                 (408) 725-0700
                     (Name and address of agent for service)

                                   Copies to:
                                  Alan B. Kalin
                              Bingham McCutchen LLP
                             1900 University Avenue
                          East Palo Alto, CA 94303-2223
                               Tel: (650) 849-4400
                               Fax: (650) 849-4800

                            DEREGISTRATION OF SHARES

On November 24, 2004, the stockholders of Mission West Properties, Inc. (the "Registrant") voted to approve for adoption the 2004 Equity Incentive Plan (the "2004 Plan") to replace the 1997 Stock Option Plan ("Predecessor Plan"). This Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-80369 on Form S-8 filed on June 10, 1999 (the "Registration Statement") is filed to deregister an aggregate of 3,991,089 shares previously registered that remain available for issuance under the Predecessor Plan. The 3,991,089 shares deregistered by this Post-Effective Amendment No. 1 will be registered, by a subsequently filed registration statement on Form S-8 for the 2004 Plan, and the associated registration fee paid by the Registrant to register shares issuable under the Predecessor Plan on the Registration Statement will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant's 2004 Plan. There remain 767,000 shares subject to outstanding options previously granted under the Predecessor Plan, and the Registration Statement will remain in effect to cover the potential exercise of such outstanding options.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 17th day of March, 2005.

                                  Mission West Properties, Inc.


                                  By: /s/ Carl E. Berg
                                  ----------------------------------------------
                                  Carl E. Berg
                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 17, 2005.



Signature                                 Title

/s/ Carl E. Berg                          Chairman of the Board, Chief Executive
--------------------------------------    Officer, and Director
Carl E. Berg

/s/ Raymond V. Marino                     President, Chief Operating Officer and
--------------------------------------    Director
Raymond V. Marino

/s/ Wayne N. Pham                         Vice President of Finance and
--------------------------------------    Controller
Wayne N. Pham

/s/ John C. Bolger                        Director
--------------------------------------
John C. Bolger

/s/ William A. Hasler                     Director
--------------------------------------
William A. Hasler

/s/ Lawrence B. Helzel                    Director
--------------------------------------
Lawrence B. Helzel